As filed with the Securities and Exchange Commission on May 8, 2009

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 8, 2009
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
     On May 8, 2009, Bank of America Corporation (the “Registrant”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the sales agents (the “Sales Agents”) pursuant to which the Sales Agents will act, each in their individual capacity, as the Registrant’s sale agents, with respect to offering from time to time of up to 1,250,000,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share. Sales of the Shares, if any, will be made in (i) privately negotiated transactions, or (ii) by any other method or payment permitted by law, deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended.
     The terms of the Offering are described in the Registrant’s Prospectus dated April 20, 2009 constituting a part of the Registration Statement (hereinafter described), as supplemented by a Prospectus Supplement dated May 8, 2009. The Sales Agreement is included as Exhibit 1.1 hereto.
     Any Shares sold will be issued pursuant to the Registrant’s Registration Statement on Form S-3, Registration No. 333-158663.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	ATM Equity OfferingSM Sales Agreement between the Registrant, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of McGuireWoods LLP dated May 8, 2009, regarding the legality of the Shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By:	/s/ TERESA M. BRENNER
TERESA M. BRENNER
Associate General Counsel

Dated: May 8, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	ATM Equity OfferingSM Sales Agreement between the Registrant, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of McGuireWoods LLP dated May 8, 2009, regarding the legality of the Shares.